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                                  EXHIBIT 10.2

                    AMENDMENT NO. 1 TO MASTER OPERATING LEASE

      This Amendment No. 1 to Master Operating Lease (hereinafter "Amendment No.
1) is made to that certain Master Operating Lease between NHR/OP, L.P. ("Landlord") and National HealthCare Corporation ("Tenant") dated December 29, 1997 (hereinafter "Master Lease") and is entered into effective the 1st day of January, 2000.

      WHEREAS, pursuant to the terms of the Master Lease, Tenant has heretofore agreed to the calculation and payment of certain Percentage Rent on the properties covered in this Master Lease;

      WHEREAS, the payment schedule for such Percentage Rent as set forth in
Section 2.06.03 of the Master Lease has been determined to be unwieldy in application; and

      WHEREAS, the parties have agreed to modify said Section 2.06.03 to better facilitate the orderly administration and collection of said Percentage Rent;

      NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES, the parties do hereby amend the Master Lease by making the existing Section 2.06.03 become 2.06.03 (a) and add the following paragraph as Section 2.06.03 (b).

            2.06.03 (b) In each month of the Lease Year, commencing in the year 2000, Tenant shall for such month make payments of Percentage Rent monthly at the time of paying installments of Base Rent, which payments shall be equal to one-twelfth (1/12th) of the Percentage Rent determined in total for the preceding Lease Year. Percentage Rent so determined shall be considered as earned irrevocably by Landlord at the end of the 3rd, 6th, and 9th months of the Lease Year. For the 10th, 11th and 12th months of the Lease Year, Tenant shall make monthly estimated payments of Percentage Rent in the same amount and with the same timing as was required for the first through ninth months. However, by March 31 of the following Lease Year, Tenant shall calculate and pay Percentage Rent as described in Sections 2.06 through Section 2.06.02, except that a deduction shall be applied against the Percentage Rent so calculated. The amount of the deduction shall be calculated by adding the amount of the payments earned at the end of the 3rd, 6th and 9th months of the Lease Year to the monthly estimated payments for the 10th, 11th and 12th months of the Lease Year. The deduction may reduce the Percentage Rent earned and paid for the 10th, 11th and 12th months to zero, but not below zero.

      All of the rest and residue of the Master Lease and the individual leases on the Leased Properties are hereby ratified and affirmed. This is agreed to be effective as of the 1st day of January, 2000.

            LANDLORD:    NHR/OP, L.P.

                         By: Its General Partner, NHR/Delaware, Inc.

                         /s/ Richard F. LaRoche, Jr.
                         -------------------------------------
                         Richard F. LaRoche, Jr., Vice President

            TENANT:      NATIONAL HEALTHCARE CORPORATION

                         /s/ Robert G. Adams
                         -------------------------------------
                         Robert G. Adams, Senior Vice President